Exhibit 99.1

Bio-Path Holdings Appoints Martina Molsbergen to Board of Directors

Brings 25 Years of Experience in Business Development and Marketing

HOUSTON—October 15, 2019 – Bio-Path Holdings, Inc., (NASDAQ: BPTH), a biotechnology company leveraging its proprietary DNAbilize® antisense RNAi nanoparticle technology to develop a portfolio of targeted nucleic acid cancer drugs, today announces the appointment of Martina Molsbergen, Chief Executive Officer of C14 Consulting, to its Board of Directors, effective as of October 11, 2019. Ms. Molsbergen replaced Mark Colonnese, who stepped down from the Board of Directors on October 10, 2019.

“We are delighted to welcome Martina to our Board of Directors. Her considerable experience in business development will be invaluable as we seek a variety of partnerships and collaborations in order to advance our DNAbilize platform technology. We look forward to benefitting from her insight and experience in the life science sector,” said Peter Nielsen, President and Chief Executive Officer of Bio-Path Holdings. “We thank Mark Colonnese for his considerable contributions to the Board over the last two years and wish him continued success in his endeavors.”

Prior to establishing C14 Consulting, a business development advisory firm catering to the life sciences community, Ms. Molsbergen served as Vice President of Business Development of Crucell Holland BV.  Before that, Ms. Molsbergen served as Vice President of Business Development of Biowa, Inc.  Earlier, she served as Vice President of Business Development of Zetiq Technologies Ltd. and as Vice President of Pharmaceutical Development Services & Business Development of Patheon Inc.  Ms. Molsbergen holds a B.S. in Chemical Engineering from Drexel University.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase 2 study for the treatment of blood cancers and is in the process of filing an IND for a Phase 1 clinical trial for solid tumors. The Company is also developing BP1002, which targets the Bcl-2 protein and is expected to be evaluated for the treatment of lymphoma and solid tumors. In addition, BP1003, a novel liposome- incorporated STAT3 antisense oligodeoxynucleotide developed by Bio-Path as a specific inhibitor of STAT3, is expected to enter Phase 1 studies in 2020.

For more information, please visit the Company's website at http://www.biopathholdings.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including Bio-Path’s ability to raise needed additional capital on a timely basis in order for it to continue its operations, Bio-Path's ability to have success in the clinical development of its technologies, the timing of enrollment and release of data in such clinical studies and the accuracy of such data, limited patient populations of early stage clinical studies and the possibility that results from later stage clinical trials with much larger patient populations may not be consistent with earlier stage clinical trials, the maintenance of intellectual property rights, that patents relating to existing for future patent applications will be issued or that any issued patents will provide meaningful protection of our drug candidates, risks relating to maintaining Bio-Path's listing on the Nasdaq Capital Market and such other risks which are identified in Bio-Path's most recent Annual Report on Form 10- K, in any subsequent quarterly reports on Form 10-Q and in other reports that Bio-Path files with the Securities and Exchange Commission from time to time. These documents are available on request from Bio-Path Holdings or at www.sec.gov. Bio-Path disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369